Exshibit 99.(g)(2)

                                                                   April 1, 2015

State Street Bank and Trust Company
State Street Financial Center
One Lincoln Street
Boston, MA 02111
Attention: Guthrie Falzone, Vice President


      Re: AB VARIABLE PRODUCTS SERIES FUND, INC., Inc. (the "Fund")

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established new series of shares to be known as AB Global Risk Allocation--Moderate Portfolio, AB Global Bond Portfolio and AB Multi-Manager Alternative Strategies Portfolio (the "Portfolios").

In accordance with Section 18.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of August 3, 2009 by and among each management investment company party thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the aforementioned Portfolio under the terms of the aforementioned contract. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 18.7 of the aforementioned contract.

Kindly indicated your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.


                               Sincerely,

                               AB VARIABLE PRODUCTS SERIES FUND, INC.

                               On behalf of:
                               AB Global Risk Allocation--Moderate Portfolio
                               AB Global Bond Portfolio
                               AB Multi-Manager Alternative Strategies Portfolio

                               By:                /s/ Eric C. Freed
                                       -----------------------------------------

                               Name:                 Eric C. Freed
                                       -----------------------------------------

                               Title:       Assistant Secretary, Duly Authorized
                                       -----------------------------------------

 Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:      /s/ Gunjan Kedia
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Name:    Gunjan Kedia
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Title:   Executive Vice President,Duly Authorized
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